Exhibit 5


                          PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945


                                                              April 24, 1998



Peapack-Gladstone Financial Corporation
158 Route 206 North
Gladstone, New Jersey  07934


                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") by Peapack-Gladstone Financial Corporation (the "Company") relating to 178,500 shares of the Company's Common Stock, no par value (the "Securities") to be offered pursuant to the Company's 1995 Stock Option Plan (formerly Peapack-Gladstone Bank's 1995 Stock Option Plan) and 1995 Stock Option Plan for Outside Directors (formerly Peapack-Gladstone Bank's 1995 Stock Option Plan for Outside Directors) (together, the "Plans").

                  We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of public officials of the State of New Jersey and of officers of the Company as we deemed necessary in order to express the opinion hereinafter set forth.

                  Based on the foregoing, we are of the opinion that, when the Securities have been duly issued as contemplated by the Registration Statement (including the Prospectuses which are not filed herewith) and the Plans and for the consideration determined in accordance with the terms of the Plans, the Securities will be validly issued, fully paid and non-assessable.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,



                                               PITNEY, HARDIN, KIPP & SZUCH